CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 28, 1997, which appear on page 51 of the annual report on Form 10-K of Commerce Group Corp. and consolidated subsidiaries for the year ended March 31, 1997 and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                                          Redlin and Associates


Milwaukee, Wisconsin
July 18, 1997


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